Exhibit 99.1

AITX's RAD Expands Alaska Presence as ROSA Order Reflects Performance in Extreme Weather Conditions

New Dealer Tundra Secure Services Brings Autonomous Security to Anchorage as Real World Deployments Continue to Validate Reliability

Detroit, Michigan, March 24, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITXD), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that its new channel partner, Tundra Secure Services, has secured an order for a ROSA™ device for deployment in Anchorage, Alaska, expected to be deployed over the next few weeks. The system will be used to deter trespassing and loitering, marking another expansion into extreme weather environments where security infrastructure is expected to perform without interruption.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC ASSISTANCE DEVICES
AREA SECURE
Built For Environments Where Performance Is Not Optional
TUNDRA
SECURE SERVICES

Artist's depiction of a ROSA™ autonomous security device operating in a snow-covered industrial environment, illustrating RAD's continued expansion into harsh weather conditions including deployments in Alaska.

RAD has continued to expand its presence in regions known for extreme weather conditions, building on prior deployments across Alaska and other northern territories where environmental factors routinely challenge outdoor security infrastructure. As previously reported, RAD's RIO™ units have demonstrated sustained performance through extended periods of snow, ice, and limited sunlight, reinforcing the Company's position that its solutions are engineered for real world conditions rather than ideal environments. This latest ROSA order reflects growing confidence among regional partners and end users that RAD devices can deliver consistent, autonomous security operations in climates where reliability is not optional.

"Security operations do not pause for weather, and neither can the technology supporting them," said Troy McCanna, Chief Revenue Officer and Chief Security Officer at RAD. "We continue to see strong demand in regions where environmental conditions are unforgiving. Our systems are designed to operate in those realities, not avoid them, and that is why we are gaining traction in places like Alaska where others often struggle to deliver consistent performance."

"We operate in an environment where equipment has to perform every day, regardless of conditions," said Caleb Day, CEO of Tundra Secure Services. "RAD's technology gives us confidence that we can deliver reliable, autonomous security solutions to our clients here in Alaska. This ROSA deployment is an important first step, and we see significant opportunity to expand as we continue to evaluate performance in our operating environment."

ROSA is a multiple award-winning, compact, self-contained, portable, security and communication solution that can be installed and activated in about 15 minutes. ROSA's AI-driven security analytics include human, firearm, vehicle detection, license plate recognition, responsive digital signage and audio messaging, and complete integration with RAD's software suite notification and autonomous response library. Two-way communication is optimized for cellular, including live video from ROSA's high-resolution, full-color, always-on cameras. RAD has published seven Case Studies detailing how ROSA has helped eliminate instances of theft, trespassing and loitering at construction sites, mobile home parks, retail centers, hospital campuses, multi-family communities across the country.

RAD invites security professionals and current and prospective channel partners to experience its full portfolio of solutions in action at ISC West 2026. Attendees will have the opportunity to see live demonstrations, speak directly with RAD leadership and product experts, and learn how autonomous security deployments are being proven, expanded, and scaled across real world environments. Meetings may be scheduled in advance or coordinated onsite throughout the event.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors and Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/